UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Executive Compensation and Development Committee (the “ECDC”) of the Board of Directors of Solutia at its meeting on May 20, 2008, approved a recommendation to the full Board to pay out in Company Stock, rather than cash, awards earned under the Emergence Incentive Bonus Program to the Named Executive Officers, who are the participants of the Emergence Incentive Bonus Program.  The Emergence Incentive Bonus Program had previously been approved by the U.S. Bankruptcy Court on July 20, 2004.

At the same meeting on May 20, 2008, the ECDC also approved restricted stock awards, pursuant to the 2007 Management Incentive Plan, to the Named Executive Officers in the amounts listed below.  The restricted stock vests on May 19, 2009.

Named Executive Officer	Number of Shares
Jeffry N. Quinn	130,075
James M. Sullivan	49,624
Luc De Temmerman	47,368
Jonathon P. Wright	47,368
James R. Voss	46,805

In approving these awards, the ECDC considered, among other factors, the strong financial performance of the Company which has led to over $1 billion increase in net sales and more than tripling earnings before interest expense, income taxes, depreciation and amortization and reorganization items (“EBITDAR”) from 2004 to 2007, the strategic repositioning and enhancement of the Company’s portfolio which formed the basis for the Company’s successful emergence from bankruptcy, the continuing strategic initiatives being led by senior management to enhance shareholder value, the overall design features and intentions of the Company's existing Emergence Incentive Bonus Program which the ECDC has recommended to the Board of  Directors to be paid in Company Stock in lieu of cash as originally contemplated, and the desire to retain and continue to incent superior financial performance and strengthening of the Company’s market leading positions.

On May 21, 2008, the Company determined that it would adopt a Solutia Inc. Supplemental Savings and Investment Plan (the “Supplemental SIP”) for certain management and executive employees, including our executive officers, effective for compensation payable beginning January 1, 2009.  The purpose of the Supplemental Plan is to restore benefits lost as a result of IRS limits on qualified plans.

Pursuant to the Supplemental SIP, it is expected that:

•	participants will be able to defer up to 35% of their base salary and annual bonus;
•
the Company will provide matching contributions at a rate of 7%, the same rate of  matching contributions that the participant is eligible to receive under the Solutia Inc. Savings and Investment Plan (the “SIP”).  The matching contributions are based on the amount of a participant’s salary and bonus that is in excess of the qualified plan limits established by the Internal Revenue Code ($230,000 in 2008);

•
a participant’s deferral and the Company’s matching contribution will be deemed invested in investment options selected by a participant, which are expected to be similar to the investment options currently provided under the SIP, and will be credited to a participant’s plan account with earnings or losses that match the earnings or losses for those investment options; and

•
participants will be entitled to receive a distribution of their account balance in accordance with the terms and conditions of the Supplemental SIP, which may include payment in installments or a lump sum, depending upon the participant’s particular circumstances.

The Supplemental SIP will be filed by the Company with the Securities and Exchange Commission as an exhibit to its next periodic report once all of its terms and conditions have been finalized.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:
Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award Agreement Pursuant to the Solutia Inc. 2007 Management Long-Term Incentive Plan
10.2	Form of Restricted Stock Award Agreement Pursuant to the Solutia Inc. 2007 Management Long-Term Incentive Plan

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary

DATE:  May 23, 2008